UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 14, 2005

ROYAL HOLIDAY MOBILE ESTATES

(Exact name of registrant as specified in its charter)

NEVADA	000-30261	88-0409168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14284 Point Reyes St.,

Fontana, CA  92336

(Address of principal executive office)

(909) 574-6470
(Registrant’s telephone number, including area code)

N/A

Former name, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:  This Amendment No. 1 is filed to add information to Item 4.01 and to add Item 9.01.

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)

Dismissal of Independent Registered Public Accounting Firm

On October 14, 2005, Stonefield Josephson, Inc. terminated their relationship as the independent accountants for Royal Holiday Mobile Estates (the “Registrant”).  The decision to change auditors was approved by the board of directors on October 14, 2005.

Stonefield Josephson, Inc.’s report on the Registrant’s financial statements for the year ended December 31, 2002, contained no adverse opinion or disclaimer of opinion nor was it qualified as to audit scope or accounting principles except to express uncertainty regarding the Registrant’s ability to continue as a going concern.

No audit has been performed since the year ended December 31, 2002. In connection with the audit for the year ended December 31, 2002, and during the interim period from January 1, 2003, to October 14, 2005, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Registrant has requested that Stonefield Josephson, Inc. review this disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.  Such letter is filed as an exhibit to this amended Report.

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

16.1      Letter from Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYAL HOLIDAY MOBILE ESTATES

By:

/s/  Hector A Veron

Hector A. Veron

President & Chief Executive Officer, and Director

Dated: October 31, 2005

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